UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 15, 2016

ENERGY FOCUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36583	94-3021850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

32000 Aurora Road, Suite B
Solon, Ohio		44139
(Address of principal executive offices)		(Zip Code)

(440) 715-1300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2016, Marcia J. Miller notified Energy Focus, Inc. (the “Company”) of her intent to resign from her position as the Chief Financial Officer and Secretary of the Company effective August 15, 2016 to pursue other opportunities. Ms. Miller’s departure is not the result of any disagreement with the Company regarding any financial or accounting matters.

The Company and Ms. Miller entered into a Separation Agreement and Release on June 17, 2016, which provides for the continued payment of Ms. Miller’s salary at the rate in effect as of June 17, 2016 for a period of eleven months following her separation date, the payment of up to $10,000 for executive outplacement and coaching service expenses, and full vesting of unvested options to purchase the Company’s Common Stock granted prior to 2016. A copy of this agreement is attached hereto as Exhibit 10.1.

The Company is conducting a search for a permanent Chief Financial Officer and Secretary and if no successor is named by August 15, 2016, Michael H. Port, the Company’s Controller, will serve in an interim capacity as the Company’s Chief Financial Officer and Secretary. In consideration for such service, Mr. Port will receive a $4,000 bonus payment for each month served in such capacity and a restricted stock unit grant for 5,000 shares, vesting as to one-third of such shares on each anniversary of the grant date.

Mr. Port, age 51, has served as the Company’s Controller since July, 2015. From 2010 to July 2015, Mr. Port was as a consultant with Resources Global Professionals (“RGP”), a multinational professional services firm, during which time he filled roles such as Interim CFO, Controller and Director of External Reporting for industrial and manufacturing customers. Prior to joining Resources Global Professionals, Mr. Port held various senior level executive positions at both private and public companies, including Mork Process, Inc., an international manufacturer of industrial cleaning equipment, Oglebay Norton Company, a great lakes shipping and industrial minerals company and Hitachi Medical Systems of America, a distributor of diagnostic imaging products. He began his career at Ernst & Young, focusing on entrepreneurial growth companies. Mr. Port is CPA and has an MBA from the Weatherhead School of Management at Case Western Reserve and a BS in Business Administration from The Ohio State University.

A copy of the press release relating to these announcements is attached hereto as Exhibit 99.1.

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Stockholders (the “Annual Meeting”) of the Company was held on June 15, 2016. A total of 6,048,205 shares of common stock, representing approximately 51.90% of the shares outstanding, were represented at the meeting. The matter voted upon and the results of the votes were as follows:

Proposal 1: Election of Directors

Nominees	Votes For	Withheld

Ronald D. Black	5,496,121	552,084
Simon Cheng	5,143,529	904,676
William Cohen	5,528,395	519,810
Glenda Dorchak	5,496,961	551,244
Marc J. Eisenberg	5,494,740	553,465
Jiangang Luo	5,488,207	559,998
Michael R. Ramelot	5,517,642	530,563
James Tu	5,185,299	862,906

The eight Directors listed above were elected to serve until the next annual meeting or until their respective successors are duly elected or appointed.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

10.1	Separation Agreement and Release dated June 17, 2016.
99.1	Press Release dated June 21, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 21, 2016

ENERGY FOCUS, INC.

	By:	/s/ James Tu
	Name:	James Tu
	Title:	Executive Chairman, President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description

10.1	Separation Agreement and Release dated June 17, 2016.
99.1	Press Release dated June 21, 2016.

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